UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2007

Golf Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14494	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, SC	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                         Entry into a Material Definitive Agreement.

The information under Item 5.02 of this Current Report on Form 8-K relating to the Consulting Agreement entered into by Golf Trust of America, Inc. (the “Company”) and W. Bradley Blair, II is incorporated into this Item 1.01 by reference.

Item 3.03                                                         Material Modification to Rights of Security Holders.

At a Special Meeting of Stockholders of the Company, held on November 8, 2007, the termination of the Company’s Plan of Liquidation and Dissolution (the “Plan of Liquidation”) was approved by the stockholders of the Company.

The Plan of Liquidation was originally approved by the Board of Directors of the Company (the “Board”) on February 25, 2001 and adopted by the holders of both the Company’s common and preferred stock on May 22, 2001. Since that date the Company had been operating under the Plan of Liquidation, which contemplated, among other things, the sale of all of the Company’s assets, the payment of, or provision for, the Company’s liabilities and expenses and the ultimate distribution of the remaining proceeds of the liquidation to the Company’s common stockholders.

The termination of the Plan of Liquidation was proposed to stockholders in connection with the Company’s decision to explore alternative business strategies, including a merger, capital stock exchange, asset acquisition or other business combination, in order to maximize stockholder value. The Company determined that operating as a going concern outside of the Plan of Liquidation would give it more flexibility in the pursuit of its new strategic direction. The Board will still be permitted to pursue the sale of the Company’s remaining assets and liquidate the Company if the Company is unable to identify and effect a viable alternative, but will no longer be required to do so by the terms of the Plan of Liquidation.

A copy of the Company’s press release announcing the matters set forth above is furnished as Exhibit 99.1 hereto.

Item 5.02                                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the transition of senior management in connection with the termination of the Plan of Liquidation, on November 8, 2007 W. Bradley Blair, II announced his resignation as Chief Executive Officer and President of the Company and as a director.

On the same day, the Company and Mr. Blair entered into a Termination of Employment Agreement and a Consulting Agreement. Mr. Blair’s employment with the Company terminated on November 8, 2007 pursuant to the Termination of Employment Agreement. Under the Consulting Agreement, Mr. Blair will provide the Company with assistance and advice with respect to (a) post-closing matters related to the sale of the Innisbrook Resort and Golf Club (the “Resort”), (b) strategic considerations in the sale of the Company’s remaining golf courses, (c) litigation support, and (d) other general consultation with the Company’s senior management. The Company will pay Mr. Blair $400 per hour for consulting services provided solely at the request of the Company. The Consulting Agreement begins on November 8, 2007 and ends on June 8, 2007.

On November 8, 2007, the Board appointed Michael C. Pearce, a current member of the Board, as Chief Executive Officer and President of the Company.

Mr. Pearce, 46, has been a private investor in various companies since 2002. From late 1999 through 2001, he served as Chief Executive Officer of iEntertainment Network. From 1996 to 1998, he served as Senior Vice President of Sales and Marketing of publicly-traded VocalTec Communications, later returning in 1999 in a consulting capacity to its Chairman on matters pertaining to strategic alternatives, business development and mergers and acquisitions. From 1983 to 1996, he was employed in various technology industry management positions, including Senior Vice President of Sales and Marketing at Ventana Communications, a subsidiary of Thomson Corporation, Vice President of Sales at Librex Computer Systems, a subsidiary of Nippon Steel, and National Sales Manager at Hyundai Electronics America. From 1979 to 1983, he attended Southern Methodist University.

The Company and Mr. Pearce were parties to a consulting agreement since January 9, 2007, whereby Mr. Pearce had been advising the Company on matters pertaining to corporate development initiatives for a fee of $12,000 per month. In connection with his appointment as Chief Executive Officer and President on November 8, 2007, the Company entered into an Employment Agreement with Mr. Pearce and the consulting agreement was mutually terminated by both parties. The term of the Employment Agreement will begin on November 8, 2007. Pursuant to the agreement, the Company will pay Mr. Pearce an annual base salary of $144,000, or such higher rate as the Board may determine from time to time. Mr. Pearce will be eligible to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company are generally eligible.

Pursuant to the Employment Agreement, the Company granted Mr. Pearce 275,000 stock appreciation rights (“SARs”) on November 8, 2007. The rights vest on each of the first three anniversaries of the grant date in the following amounts: 91,667 on November 8, 2008, 91,667 on November 8, 2009 and 91,666 on November 8, 2010. However, all unvested SARs will automatically vest upon a termination without cause, death or disability, change of control of the Company or other similar fundamental corporate transaction. In the event that an applicable stock option plan is approved by the Company’s stockholders, Mr. Pearce’s stock appreciation rights will terminate. In their place, Mr. Pearce will receive a grant of 275,000 options to purchase common stock, which will vest on each of the first three anniversaries of the grant date in the amounts of 91,667, 91,667 and 91,666, respectively. However, all unvested options will automatically vest upon a termination without cause, death or disability, change of control of the Company or other similar fundamental corporate transaction.

On November 7, 2007, the Company and Tracy S. Clifford, the Company’s Principal Accounting Officer and Secretary, entered into a Severance and Consulting Agreement. Ms. Clifford had a severance arrangement with the Company, entered into on February 9, 2001, that provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control relating to the adoption by the Board of the Plan of Liquidation. On January 1, 2005, that severance arrangement was amended to increase the severance benefit from 15 months to 18 months. Although that severance arrangement terminated as of the effective date of the

Severance and Consulting Agreement, the severance portion of the new agreement is economically equivalent to her prior severance arrangement with the Company. Under the Agreement, Ms. Clifford’s employment with the Company will continue through December 31, 2007. From January 1, 2008 to June 30, 2008, Ms. Clifford will provide consulting services to the Company with respect to (a) the annual audit of the Company’s financial statements, (b) the Company’s 2007 Annual Report on Form 10-K, (c) the Company’s relationship with its tax accountants, (d) the Company’s operational accounting requirements with respect to its corporate operations and operations of its remaining golf courses, (e) cash management, (f) litigation support, and (g) post-closing matters related to the sale of the Resort. The Company will pay Ms. Clifford $100 per hour for her consulting services.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s new strategic direction and the termination of the Plan of Liquidation, on November 8, 2007, the Board approved the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”). The Bylaws were modified to (a) eliminate the classification of the Board and provide for the annual election of all directors, (b) remove provisions related to the Company’s former status as a Real Estate Investment Trust, (c) make conforming changes relating to the termination of the Plan of Liquidation, and (d) allow for the issuance of uncertificated shares. A copy of the Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2007, the Board approved certain amendments to its Code of Business Conduct and Ethics (the “Code”). The amendments added, among other things, provisions for waiver of the Code, clarification for reporting of violations of the Code and specific provisions applicable to the Chief Executive Officer and senior financial officers.

The waiver provision indicates that the policies in the Code must be strictly adhered to and exemptions are allowed only in very limited circumstances. Any request for waiver relating to an employee must be approved by the employee’s supervisor. Any waiver request relating to a director or officer must be approved by the Board and disclosed on a Current Report on Form 8-K, as required by the rules of the Securities and Exchange Commission (the “SEC”) and applicable securities laws.

Amendments to the reporting provision require directors, officers, employees and other associates of the Company to report violations of the Code. The amendments also clarify to whom a violation is reported.

The addition of specific provisions applicable to the Chief Executive Officer and senior financial officers require full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. The provision also requires such officers to report to the Audit Committee of the Board any deficiencies or errors in the Company’s recording or reporting of financial information.

The foregoing is a brief summary and is qualified in its entirety by reference to the Code, attached as Exhibit 14.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws
14.1	Code of Business Conduct and Ethics
99.1	Press Release dated November 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golf Trust of America, Inc.
(Registrant)

Date: November 9, 2007	By:	/s/ Michael C. Pearce
Michael C. Pearce
President and Chief Executive Officer